UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2024

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, Genesco Inc. (the “Company”) announced the appointment of Cassandra “Sandra” Harris as Senior Vice President, Finance and Chief Financial Officer of the Company, effective October 7, 2024 (the “Effective Date”). Ms. Harris will begin her employment with the Company on October 1, 2024 (the “Employment Date”), and will begin her tenure as Senior Vice President, Finance and Chief Financial Officer of the Company on the Effective Date. On October 1, 2024, the Company also announced that Thomas A. George, Senior Vice President, Finance and Chief Financial Officer, will be leaving the Company as part of his planned retirement. Mr. George will remain with the Company (and continue as the Company’s principal accounting officer) through December 12, 2024, to ensure an orderly transition.

Prior to joining the Company, Ms. Harris, age 52, served as Chief Financial Officer of Artisan Design Group, LLC from February 2023 to April 2024. Previously, Ms. Harris served as Tupperware Brands Corp.’s (“Tupperware”) (i) Chief Financial Officer and Chief Operating Officer from October 2020 to June 2022 and (ii) Executive Vice President and Chief Financial Officer from April 2019 to October 2020. Prior to joining Tupperware, Ms. Harris served in multiple senior leadership roles with V.F. Corporation (NYSE: VFC) from March 2008 to March 2019. Ms. Harris holds a Bachelor of Science in Accounting from Clemson University and is a Certified Public Accountant and Chartered Global Management Accountant.

In connection with her appointment, Ms. Harris will receive an annual base salary of $600,000. Ms. Harris will be eligible under the Company’s Fourth Amended and Restated EVA Incentive Compensation Plan (as such plan may be amended from time to time) to receive a prorated target incentive award for the fiscal year beginning February 4, 2024 equal to 75% of Ms. Harris’ base salary. Subject to the approval of the compensation committee of the Company’s Board of Directors, for the fiscal year beginning January 26, 2025, Ms. Harris will be eligible to receive Company stock under the Company’s long-term incentive compensation program equal to 150% of Ms. Harris’ annual base salary, comprised of a mix of 50% time-based restricted stock awards (“RSAs”) and 50% performance share units. Ms. Harris will be granted $300,000 on the Employment Date in the form of RSAs that vest over a two-year ratable vesting period. Ms. Harris will also become a participant in the Company’s Executive Severance Plan, and the Company and Ms. Harris will enter into an Employment Protection Agreement. Ms. Harris will receive relocation assistance, including coverage of direct moving costs not to exceed $25,000. Ms. Harris will also be paid a $25,000 quarterly travel and lodging stipend until October 2025.

There are no family relationships between Ms. Harris and any director or executive officer of the Company, and the Company is not aware of any transactions with Ms. Harris that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company announcing Ms. Harris’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No. Description

99.1 Press Release dated October 1, 2024, issued by Genesco Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date:	October 1, 2024	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, General Counsel and Corporate Secretary